Exhibit 4(j)

  John T. Carper
  Senior Vice President Finance







                                   October 17, 1996





  The Prudential Insurance Company
     of America
  c/o Prudential Capital Group
  2200 Ross Ave., Suite 4200E
  Dallas, Texas  75201

  Ladies & Gentlemen:

          We refer to the Note Agreement dated as of September 9, 1993 between the undersigned, Sealright Co., Inc. (the "Company") and you (the "Note Agreement") and the Master Shelf Agreement dated as of October 17, 1995 between the Company and you (the "Shelf Agreement;" the Note Agreement and the Shelf Agreement are herein referred to as the "Agreements"). Unless otherwise defined herein, the terms defined in the Agreements shall be used herein as therein defined.

          The Company was not in compliance with paragraph
  6F, "Fixed Charge Coverage", of each of the Agreements as of September 30, 1996, the end of the third fiscal quarter of the Company. We have requested that you waive the Event of Default caused by non-compliance with paragraph 6F of each of the Agreements for the third fiscal quarter of the Company.

          If you agree to the above waiver of the Event of Default caused by non-compliance with paragraph 6F of each of the Agreements as of September 30, 1996, the end of the third fiscal quarter of the Company, please evidence such agreement by executing and returning at least one counterpart of this waiver to the Company at its address at 9201 Packaging Drive, DeSoto, Kansas, 66018, Attention of Chief Financial Officer.

          This waiver shall become effective as of the date
  first above written when and if counterparts of this waiver shall have been executed by you. The effectiveness of this waiver is conditioned upon the accuracy of the factual matters described above. The execution, delivery and effectiveness of this letter waiver shall not, except as expressly provided herein, operate as a waiver of any right,
  power or   remedy under the Agreements nor constitute a waiver of
  any provision of the Agreements. This waiver is subject to the provisions of paragraph 11C of the Agreements.


                              Very truly yours,

                              SEALRIGHT CO., INC.



                              /s/ John T.  Carper
                              Senior Vice President



  Agreed to and accepted
   as of the date
   first above written:


  THE PRUDENTIAL INSURANCE COMPANY
    OF AMERICA


  /s/ Robert G. Gwin
  Vice President

METROPOLITAN LIFE INSURANCE COMPANY
  FIXED INCOME INVESTMENTS PRIVATE PLACEMENT UNIT
  334  MADISON AVENUE, PO BOX 633, CONVENT STATION, NJ  07961-0633


  October 22, 1996


  Sealright Co., Inc.
  9201 Packaging Drive
  DeSoto, Kansas 66018
  Attention:  Chief Financial Officer

  Dear Sirs:

  Reference is made to the Loan Agreements (as amended, the "Agreements") dated October 22, 1991 between Sealright Co., Inc. (the "Company") and Metropolitan Life Insurance Company ("MetLife") and Metropolitan Insurance and Annuity Company ("MIAC"), respectively, and the Company's 8.15% Notes due October 22, 1998 issued thereunder (as amended, the "Notes"). Unless otherwise defined, capitalized terms used herein shall have the meanings specified in the Notes.

  The Company has requested in its letters dated October 14 and 17, 1996, the MetLife and MIAC agree to waive, for the fiscal quarter ended September 30, 1996, compliance with
  Section 4.06 of the Notes.

  As holders of the Notes, as parties to the respective Agreements and subject to the Company's agreement herewith as evidenced by its signature at the foot hereof, MetLife and MIAC hereby agree to waive any Event of Default resulting from noncompliance with Section 4.06 of the Notes for the fiscal quarter ended September 30, 1996.

  It is understood that, notwithstanding the waiver in the previous paragraph, the provisions of Section 4.06 of the Notes shall once again apply after September 30, 1996. It is further understood that, if any fees or other consideration shall be received by any senior lender of the Company, including but not limited to Prudential Capital Group, in connection with any default or event of default resulting from noncompliance with any fixed charge ratio or similar requirement for the fiscal quarter ended September 30, 1996, MetLife, MIAC and any other holder of the Notes shall receive a fee in an amount equal to that received by such senior lender.

  This agreement shall not become effective unless and until all senior lenders of the Company have agreed in writing to waive any default or event of default resulting from noncompliance with any fixed charge ratio or similar requirement for the fiscal quarter ended September 30, 1996, and the Company has notified MetLife and MIAC in writing of that fact.

  If the Company is in agreement with the foregoing, please evidence the Company's acceptance by signing the enclosed counterpart hereof and returning the same to MetLife, whereupon this letter will become a binding agreement among the Company, MetLife and MIAC as of the date hereof.


                    Very truly yours,


                    METROPOLITAN LIFE INSURANCE COMPANY


                        By/s/ Joseph A. Augustini
                            Vice President


                    METROPOLITAN LIFE INSURANCE COMPANY



                         By /s/ Joseph A. Augustini
                             Vice President
                      On behalf of Separate Accounts Nos. 74
                         and 78


                    METROPOLITAN INSURANCE AND
                         ANNUITY COMPANY

                         By /s/Janus A. Wiviolt
                            Vice President

  Agreed to and
  accepted as of the date
  first above written

  SEALRIGHT CO., INC.



  By /s/ John T. Carper
   Senior Vice President Finance

  John T. Carper
  Senior Vice President Finance






                                   October 17, 1996





  Mr. James A. Sangster
  Divisional Executive Vice President
  UMB Bank, n.a.
  1010 Grand
  Kansas City, MO  64106

  Dear Jim:

          We refer to the Note Agreement dated as of October 22, 1991, as amended, between the undersigned, Sealright Co., Inc. (the "Company") and UMB Bank, n.a. (the "Note Agreement"). Unless otherwise defined herein, the terms defined in the Note Agreement shall be used herein as therein defined.

          The Company was not in compliance with paragraph 5.9.5, "Fixed Charge Coverage", of the Agreement as of September 30, 1996, the end of the third fiscal quarter of the Company. We have requested that you waive the Event of Default caused by non-compliance with paragraph 5.9.5 of the Note Agreement for the third fiscal quarter of the Company.

          If you agree to the above waiver of the Event of Default caused by non-compliance with paragraph 5.9.5 of the Note Agreement as of September 30, 1996, the end of the third fiscal quarter of the Company, please evidence such agreement by executing and returning at least one counterpart of this waiver to the Company at its address at 9201 Packaging Drive, DeSoto, Kansas, 66018, Attention of Chief Financial Officer.

          This waiver shall become effective as of the date first above written when and if counterparts of this waiver shall have been executed by you. The effectiveness of this waiver is conditioned upon the accuracy of the factual matters described above. The execution, delivery and effectiveness of this letter waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.


                              Very truly yours,

                              SEALRIGHT CO., INC.



                              /s/ John T.  Carper
                              Senior Vice President







  Agreed to and accepted
   as of the date
   first above written:


  UMB BANK, N.A.


  /s/ James A. Sangster
  Divisional Executive Vice President

  John T. Carper
  Senior Vice President Finance







                                   October 17, 1996





  Mr. Kent Knudsen, Vice President
  Mutual of Omaha Insurance Company
  Mutual of Omaha Plaza
  Omaha, BE  68175-1011

  Dear Kent:

          We refer to the Note Agreement dated as of October 22, 1991, as amended, between the undersigned, Sealright Co., Inc. (the "Company") and Mutual of?Omaha Insurance Company and United of Omaha Insurance Company (the "Note Agreement"). Unless otherwise defined herein, the terms defined in the Note Agreement shall be used herein as therein defined.

          The Company was not in compliance with paragraph 4.06, "Fixed Charge Coverage", of the Agreement as of September 30, 1996, the end of the third fiscal quarter of the Company. We have requested that you waive the Event of Default caused by non-compliance with paragraph 4.06 of the Note Agreement for the third fiscal quarter of the Company.

          If you agree to the above waiver of the Event of Default caused by non-compliance with paragraph 4.06 of the Note Agreement as of September 30, 1996, the end of the third fiscal quarter of the Company, please evidence such agreement by executing and returning at least one counterpart of this waiver to the Company at its address at 9201 Packaging Drive, DeSoto, Kansas, 66018, Attention of Chief Financial Officer.

          This waiver shall become effective as of the date first above written when and if counterparts of this waiver shall have been executed by you. The effectiveness of this waiver is conditioned upon the accuracy of the factual matters described above. The execution, delivery and effectiveness of this letter waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.


                              Very truly yours,

                              SEALRIGHT CO., INC.


                              /s/ John T.  Carper
                              Senior Vice President





  Agreed to and accepted
   as of the date
   first above written:


  MUTUAL OF OMAHA INSURANCE COMPANY


  /s/ Kent Knudsen
  Virst Vice President


  UNITED OF OMAHA INSURANCE COMPANY

  /s/ Kent Knudsen
  Virst Vice President